Exhibit 99.1

Gardner Denver Expands Talent on Board of Directors

John Humphrey, retired CFO of Roper Technologies, joins Gardner Denver Board

Milwaukee, WI (February 13, 2018) -- Gardner Denver Holdings, Inc. (NYSE: GDI) today announced that John Humphrey joined its Board of Directors on February 7, 2018.  Mr. Humphrey was also appointed to the Audit Committee of the Board.

Mr. Humphrey recently retired from Roper Technologies, a company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide.  At Roper, he served from 2011 to 2017 as Executive Vice President and Chief Financial Officer, and from 2006 to 2011 as Vice President and Chief Financial Officer.  Prior to joining Roper, Mr. Humphrey spent 12 years with Honeywell International, Inc. and its predecessor company, AlliedSignal, in a variety of financial leadership positions.

“We are very excited to have John join our Board,” said Vicente Reynal, CEO of Gardner Denver. “We are extremely focused on effective capital allocation.  John’s merger and acquisition experience at Roper, especially with respect to purchasing and growing asset light, low working capital businesses, will provide us with insightful guidance as we execute on our capital deployment strategies.”  Reynal added, “When we talk about talent deployment as one of our key strategies, we mean it at every level, including our Board.  John brings to us decades of experience from serving in senior positions at world class industrial companies, and his background uniquely positions him to support our key strategies.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the leadership appointments discussed herein, the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness. Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in our prospectus dated November 15, 2017, filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) of the Securities Act on November 17, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries. Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers' specific uses. Gardner Denver supports its customers through its global geographic footprint of 38 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,400 employees world-wide.

Contact

Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com